Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Forms S‑8 (Nos. 333‑136645, 333‑148763, 333‑188591, 333‑211116, 333‑226608, 333‑229805 and 333‑264409) and Form S‑3 (No. 333‑261495) of Home BancShares, Inc. of our reports dated February 26, 2024, with respect to the consolidated financial statements of Home BancShares, Inc. and the effectiveness of internal control over financial reporting, included in this Annual Report on Form 10‑K for the year ended December 31, 2023.
/s/ FORVIS, LLP

Little Rock, Arkansas
February 26, 2024